UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 1, 2010 (September 30, 2010)

Hertz Global Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33139	20-3530539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey	07656-0713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 307-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2010, The Hertz Corporation (“Hertz”), a wholly owned subsidiary of Hertz Global Holdings, Inc., issued $700 million aggregate principal amount of 7.50% Senior Notes due 2018 (the “Notes”) under an indenture dated September 30, 2010, among Hertz, certain subsidiaries of Hertz as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee (the “Indenture”).  The Notes are entitled to the benefit of an Exchange and Registration Rights Agreement, dated September 30, 2010, among Hertz, the Subsidiary Guarantors and the initial purchasers named therein (the “Registration Rights Agreement”).  The following is a brief description of (1) the Indenture and the terms of the Notes issued thereunder, and (2) the Registration Rights Agreement.

1.  Indenture and Notes

Interest; Maturity

The Notes will mature on October 15, 2018. The Notes bear interest at a rate per annum of 7.50% from September 30, 2010.  Interest is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2011.

Ranking; Guarantees

The Notes will be Hertz’s senior unsecured obligations and will rank:

•                  equal in right of payment to all of Hertz’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•                  senior in right of payment to any of Hertz’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; and

•                  effectively subordinated to all of Hertz’s secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations and to all indebtedness and other liabilities of Hertz’s subsidiaries (other than subsidiaries that are, or which become, Subsidiary Guarantors).

The Subsidiary Guarantors are the same subsidiaries that guarantee Hertz’s senior secured credit facilities in the United States (currently, Brae Holding Corp., Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Equipment Rental Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation and Simply Wheelz LLC).

The guarantees of each Subsidiary Guarantor in respect of the Notes will be:

•                  equal in right of payment to all existing and future unsecured indebtedness and other obligations of that guarantor that are not, by their terms, expressly subordinated in right of payment to the senior note guarantee;

•                  senior in right of payment to any future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the senior note guarantee; and

•                  effectively subordinated to all secured indebtedness and other secured obligations of that guarantor and its subsidiaries, including pursuant to our existing senior secured credit facilities to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption

Prior to October 15, 2014, Hertz will be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus an applicable “make whole” premium and accrued and unpaid interest to the redemption date.

On or after October 15, 2014, Hertz will be entitled at its option to redeem all or a portion of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date.

Redemption Period	Price
2014	103.750%
2015	101.875%
2016 and thereafter	100.000%

On or prior to October 15, 2013, Hertz will be entitled at its option on one or more occasions to redeem the Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds from certain equity offerings at a redemption price equal to 107.50% of the principal amount outstanding in respect of the Notes, plus accrued and unpaid interest to the redemption date.

Change of Control

In the event of certain events that constitute a Change of Control (as defined in the Indenture), Hertz must make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the Indenture, to: incur or guarantee additional indebtedness and issue certain preferred stock; pay dividends or make other distributions;  make certain other restricted payments and investments; create or incur liens; create encumbrances or restrictions on the ability of Hertz’s subsidiaries to pay dividends or make other payments to it; lease, transfer or sell certain assets; merge or consolidate with other entities; and engage in transactions with affiliates.  These covenants are subject to important exceptions and qualifications, which are described in the Indenture.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

2.  Registration Rights Agreement

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended.  Pursuant to the Registration Rights Agreement, Hertz has agreed to use its commercially reasonable efforts to:

•                  file one or more registration statements for the exchange of the Notes for substantially similar notes that are publicly registered;

•                  cause the registration statement(s) to become effective within 365 days after the issue date of the Notes; and

•                  commence the exchange offer promptly after the registration statement(s) have become effective.

In addition, Hertz has agreed, in certain circumstances, to use its commercially reasonable efforts to file a shelf registration statement that would allow some or all of the Notes to be offered to the public. If Hertz does not comply with the foregoing obligations under the Registration Rights Agreement, Hertz will be required to pay additional interest as liquidated damages to holders of the Notes.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report above and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas

	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

Date:   September 30, 2010